UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 6, 2024

Kenvue Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-41697	88-1032011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Grandview Road Skillman, New Jersey	08558
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (908)-874-1200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KVUE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition

On May 7, 2024, Kenvue Inc. (“Kenvue” or the “Company”) issued the attached press release (Exhibit 99.1) announcing its financial results for the fiscal first quarter ended March 31, 2024.

The information contained under Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05     Costs Associated with Exit or Disposal Activities.

On May 6, 2024, the Company’s Board of Directors approved a multi-year initiative to build on the Company’s strengths and optimize its cost structure by rebalancing resources to better position the Company for future growth. The initiative is expected to result in a net global workforce reduction of approximately 4% and will result in annualized pre-tax gross cost savings of approximately $350 million upon full realization. The Company expects to fully realize these cost savings beginning in fiscal year 2026. The initiative is expected to result in pre-tax restructuring expenses and other charges totaling approximately $275 million in each of fiscal year 2024 and fiscal year 2025, for a total of approximately $550 million, consisting of IT and project-related costs (approximately 50%), employee-related costs (approximately 40%), and other implementation costs (approximately 10%). The Company expects to reinvest all or a portion of these benefits in future growth opportunities, including immediate reinvestment behind advertising, product promotion, and healthcare professional engagement. The Company’s estimates of the costs of the initiative and the expected benefits are preliminary estimates and are subject to a number of assumptions, including local law requirements in various jurisdictions. Actual charges may differ, possibly materially, from the estimates provided above.

Cautions Concerning Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding a multi-year restructuring initiative. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates” and other words of similar meaning. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Kenvue and its affiliates. Potential risks and uncertainties that could cause actual results to differ from expected results include, among others, the risk that the Company will not be able to implement the initiative as designed, the risk that the Company will not be able to realize the full amount of estimated savings from the initiative, the risk that the expected amount of costs of the initiative will exceed the Company’s forecasts, and risks related to potential disruptions to the Company’s business or operations as it executes on the initiative.

A list and descriptions of additional risks, uncertainties and other factors can be found in Kenvue’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q and other filings, available at www.kenvue.com or on request from Kenvue. Kenvue and its affiliates undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or developments or otherwise, other than as required by law.

Item 9.01    Financial Statements and Exhibits

(d)     Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release dated May 7, 2024 for the period ended March 31, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENVUE INC.
Date: May 7, 2024	By:	/s/ Paul Ruh
		Name: Title:	Paul Ruh Chief Financial Officer